Filed Pursuant to Rule 424(b)(5)
Registration No. 333-258185

Prospectus Supplement (To Prospectus dated August 5, 2021)

$100,000,000

Common Stock

We have entered into a sales agreement with SVB Leerink, LLC (“SVB Leerink”), relating to the shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000, from time to time, through SVB Leerink acting as our agent.

Our common stock is listed for trading on the Nasdaq Global Select Market under the symbol “ATNX.” On August 19, 2021, the closing sales price of our common stock on the Nasdaq Global Select Market was $3.18 per share.

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at-the-market” offerings, as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on the Nasdaq or any other trading market for our common stock. SVB Leerink is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between SVB Leerink and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation payable to SVB Leerink as sales agent is equal to 3.0% of the gross proceeds of any shares of our common stock sold under the sales agreement. See “Plan of Distribution” beginning on page S-13 for additional information regarding the compensation to be paid to SVB Leerink. In connection with the sale of the shares our common stock on our behalf, SVB Leerink will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of SVB Leerink will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to SVB Leerink with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act. See section titled “Plan of Distribution” on page S-13 of this prospectus.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-8 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement concerning factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

SVB LEERINK

The date of this prospectus supplement is August 20, 2021.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and updates the information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which provides more general information, some of which does not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents previously filed with the U.S. Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein, the information in this prospectus supplement will supersede such information. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement is part of a shelf registration statement on Form S-3 that we filed with the SEC on July 27, 2021 and amended on August 5, 2021. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus in one or more offerings. For a more detailed understanding of an investment in our common stock, you should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information.”

Neither we nor SVB Leerink the underwriters have authorized anyone to provide you with information that is different or in addition to that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. Neither we nor SVB Leerink take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give. Neither we nor SVB Leerink are making an offer to sell or soliciting an offer to buy our common stock under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate as of any date other than the respective date of each of those documents, or that any information in documents that we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of shares of our common stock hereunder. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We have proprietary rights to trademarks, trade names and service marks appearing in this prospectus that are important to our business. Solely for convenience, the trademarks, trade names and service marks may appear in this prospectus without the ® and TM symbols, but any such references are not intended to indicate, in any way, that we forgo or will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, trade names and service marks. All trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus supplement to “Athenex,” “the Company,” “we,” “us” and “our” refer to Athenex, Inc. and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein contain, and any applicable free writing prospectus including the documents we incorporate by reference therein may contain, forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). All statements other than statements of historical fact are “forward-looking statements” for purposes of this prospectus supplement and the accompanying prospectus. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “should,” “predict,” “goal,” “strategy,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect,” “seek” and similar expressions and variations thereof.

Forward-looking statements appear in a number of places throughout this prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference herein and therein, and include statements based largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs, such as:

•	the impact of COVID-19, including any resulting economic effects and government interventions, on our business, clinical development activities and clinical trials;

•	our ongoing and planned preclinical development and clinical trials;

•	the development stage of our primary clinical candidates;

•	the timing of and our ability to make regulatory filings and obtain and maintain regulatory approvals for our product candidates;

•	the degree of clinical utility of our future product candidates, particularly in specific patient populations;

•	our intellectual property position;

•	our ability to develop commercial functions and to successfully and compliantly launch and commercialize our product candidates, if approved;

•	our reliance on third parties, collaborations and license agreements for success in certain areas of our business;

•	alliances or licensing agreements;

•	expectations regarding clinical trial data;

•	our history of operating losses and the need to raise additional capital to continue as a going concern;

•

our ability to service our existing and any future debt obligations and expectations regarding our compliance with financial and restrictive covenants contained in the agreements governing our indebtedness;

•	our results of operations and our history of fluctuating revenue, cash needs, spending of the proceeds from offerings of securities;

•	our dependence on our public-private partnerships and the possibility that we or our counterparties fail to meet the obligations of those agreements and we lose the benefits of those partnerships;

•	our ability to integrate acquired assets and businesses into our existing operations;

•	risks related to doing business in international jurisdictions such as the United Kingdom, the European Union, China, Taiwan, Hong Kong and Latin America;

•	the industry in which we operate and the trends that may affect our industry or us;

•	the potential favorable outcome of any outstanding litigation; and

•	our ability to utilize favorable tax treatment.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section below. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business. In light of these risks, uncertainties and assumptions, actual results could differ materially and adversely from those anticipated in the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.

You should read this prospectus supplement, the accompanying prospectus, the information incorporated herein and therein by reference, and the documents that have been filed as exhibits to the registration statement of which this prospectus supplement is a part completely and with the understanding that our actual future results may be materially different from what we expect.

All written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We caution investors not to rely too heavily on the forward-looking statements we make or that are made on our behalf. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement to conform these statements to actual results or to changes in our expectations, except as required by law.

INDUSTRY AND MARKET DATA

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the section titled “Risk Factors” herein and in any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us and our business highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein. It does not contain all of the information you should consider before making an investment decision. Before you decide to invest in our common stock, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes incorporated by reference herein and therein. You can obtain information incorporated by reference into this prospectus from the SEC as described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

Company Overview

We are a biopharmaceutical company dedicated to becoming a leader in the discovery, development and commercialization of next generation drugs for the treatment of cancer. Our mission is to improve the lives of cancer patients by creating more effective, safer and tolerable treatments. We have assembled a strong and experienced leadership team and have established operations across the pharmaceutical value chain to execute our goal of becoming a global leader in bringing innovative cancer treatments to the market and improving health outcomes.

We are organized around three operating segments: (1) our Oncology Innovation Platform, dedicated to the research and development of our proprietary drugs; (2) our Commercial Platform, focused on the sales and marketing of our specialty drugs and the market development of our proprietary drugs; and (3) our Global Supply Chain Platform, dedicated to providing a stable and efficient supply of APIs for our clinical and commercial efforts. Our current clinical pipeline in the Oncology Innovation Platform is derived from four different technologies: (1) Orascovery, based on a P-glycoprotein (“P-gp”) pump inhibitor, (2) Src Kinase Inhibition, (3) Cell Therapy, and (4) Arginine Deprivation Therapy.

Oncology Innovation Platform

Orascovery Platform

Our Orascovery technology is based on the novel P-gp pump inhibitor molecule, encequidar, formerly known as HM30181A. Oral administration of encequidar in combination with established chemotherapy agents such as paclitaxel, irinotecan, docetaxel and eribulin has been shown in our clinical studies to date to improve the absorption of these agents by blocking the P-gp pump in the intestinal wall. Oral paclitaxel and encequidar (“Oral Paclitaxel”) is our lead asset in our Orascovery platform. We are also advancing the following clinical candidates for the treatment of solid tumors on this platform: oral docetaxel and encequidar (“Oral Docetaxel”); oral irinotecan and encequidar (“Oral Irinotecan”); and oral eribulin and encequidar (“Oral Eribulin”).

Src Kinase Inhibition Platform

Our Src Kinase inhibition platform technology is based on novel small molecule compounds that have multiple mechanisms of action, including the inhibition of the activity of Src Kinase and the inhibition of tubulin polymerization, which may limit the growth or proliferation of cancerous cells. We believe the combination of these mechanisms of action provides a broader range of anti-cancer activity compared to either mechanism of action alone. Our lead product candidate on our Src Kinase inhibition platform is tirbanibulin (formerly known as KX2-391 and KX-01) ointment, which we are advancing for the treatment of actinic keratosis (“AK”). Our other clinical candidates and their indications in this platform include tirbanibulin oral for solid and liquid tumors and KX2-361, formerly known as KX-02, for brain cancers, such as glioblastoma multiforme (“GBM”).

Cell Therapy Platform

T-cell Receptor-engineered T-cell (“TCR-T”) immunotherapy technology harnesses and enhances the patient’s own immune cells to target and eliminate cancer. It is a cell-based therapy that takes advantage of unique attributes of TCR mediated target recognition and provides a potent and selective TCR-T directed response against cancer cells. Central to this platform is the ability to first identify endogenous TCRs with specificity for a defined tumor antigen and to then enhance the affinity of the TCR to optimize tumor recognition and killing. These high affinity TCRs can be incorporated into a patient’s own T cells, converting the cells into a potent anti-cancer therapy. Using this technology, we believe the platform has generated engineered T-cells with higher binding affinity, specificity for intended target cells, expression level of the TCR and persistence in patients’ circulation during therapy. The first cell therapy product in the TCR-T immunotherapy program, TCRT-ESO-A2, is based on an autologous approach of transducing a patient’s T cells with a T cell receptor that recognizes a cancer antigen derived from the protein NYESO-1.

With our acquisition of Kuur Therapeutics, Inc., a Delaware corporation (formerly known as Cell Medica, “Kuur”), a clinical-stage biopharmaceutical company, we are also developing allogeneic, or “off-the-shelf”, NKT (natural killer T) cell immunotherapies for the treatment of solid and hematological malignancies. Kuur’s immunotherapy platform engineers chimeric antigen receptors (“CARs”) expressed by invariant NKT cells, which combine features of T and NK cells, in partnership with Baylor College of Medicine (“Baylor”) and Texas Children’s Hospital. Allogeneic cell therapy has the potential to be faster and less expensive than patient-specific autologous products, and NKT cells offer several advantages over other cell types for allogeneic immunotherapy applications. NKT cells have the cytotoxic and anti-tumor properties of conventional T cells, but with other biological attributes that are expected to improve their ability to attack hematological and solid tumors. These include amplification of the immune response, innate tissue and solid tumor homing properties, as well as endogenous anti-tumor activity based on the ability to eliminate immune suppressive cells and activate host immune cells within the tumor microenvironment. Kuur has an exclusive licensing and co-development agreement with Baylor around cellular immunotherapy products for the treatment of cancer and pursuant to which the parties to the agreement have been advancing Kuur’s pipeline of three product candidates, KUR-501 and KUR-502 into the clinic, and in advancing KUR-503 into IND-enabling preclinical studies.

Arginine Deprivation Therapy

PT01, the arginine deprivation therapy product, is based on our pegylated genetically engineered human arginase. It targets cancer growth and survival by interrupting the supply of arginine to cancers with disrupted urea cycles such as melanoma, hepatocellular carcinoma and prostate cancer. Our proprietary arginase biologic product is well suited to deplete arginine from the tumors, while healthy cells, capable of producing their own arginine, are largely unaffected.

The following table summarizes the development status of our current pipeline of product candidates as of June 30, 2021:

1.

Tirbanibulin ointment is also being evaluated in psoriasis by our partner in Taiwan, and KX2-361 (KX02), a structural analog of tirbanibulin, is being evaluated in glioblastoma by our partner in China.

2.	Athenex’s partner, Almirall, launched Klisyri in the U.S. in February 2021 and is supporting the development and commercializing the product in Europe.
3.	In collaboration with Quantum Leap Healthcare Collaborative and Glaxo SmithKline.
4.	In collaboration with Eli Lily and Company, makers of ramucirumab.

Operating Segments

We have organized our business model into three platforms: (1) our Oncology Innovation Platform, dedicated to the research and development of our proprietary drugs; (2) our Commercial Platform, focused on the sales and marketing of our specialty drugs and the market development of our proprietary drugs; and (3) our Global Supply Chain Platform, dedicated to providing a stable and efficient supply of APIs for our clinical and commercial efforts. Athenex has global operations with offices and facilities in Buffalo and Clarence, New York; Cranford, New Jersey; Houston, Texas; Chicago, Illinois; Hong Kong; Taipei, Taiwan; multiple locations in Chongqing, China; Manchester, United Kingdom; Guatemala City, Guatemala and Buenos Aires, Argentina.

Corporate Information

We were originally formed under the laws of the state of Delaware in November 2003 under the name Kinex Pharmaceuticals, LLC. In December 2012, we converted from a limited liability company to a Delaware corporation, Kinex Pharmaceuticals, Inc. In August 2015, we amended and restated our certificate of incorporation to change our name to Athenex, Inc. Our principal executive offices are located at 1001 Main Street, Suite 600, Buffalo, New York 14203, and our telephone number is (716) 427-2950. Our website address is www.athenex.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement, and you should not consider information on our website to be part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

THE OFFERING

Common stock offered by us	In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock from time to time through or to SVB Leerink an aggregate offering price of up to $100,000,000.

Common stock to be outstanding immediately after this offering	Assuming all $100,000,000 of shares of our common stock are sold in this offering at an assumed offering price of $3.18 per share, the last reported sale price of shares of our common stock on the Nasdaq on August 19, 2021, we would have had 140,754,280 shares of our common stock outstanding as of August 19, 2021. The actual number of shares issued will vary depending on how many shares of our common stock we choose to sell and the prices at which such sales occur.

Plan of Distribution	“At-the-market” offering that may be made from time to time through our sales agent, SVB Leerink. See “Plan of Distribution” on page S-13 of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from the offering to: (i) continue to advance the development of our product candidates, in particular, Oral Paclitaxel and our Cell Therapy programs; (ii) invest in our specialty pharmaceutical business, including both Athenex Pharmaceutical Division (“APD”) and Athenex Pharma Solutions (“APS”); (iii) invest in our chemistry, manufacturing and controls (“CMC”) development for our product candidates and manufacturing infrastructure; and (iv) the remainder to fund working capital and other general corporate purposes.

See “Use of Proceeds” on page S-12 of this prospectus supplement.

Risk factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and on page 4 of the accompanying prospectus, as well as those risks and uncertainties identified in the documents incorporated by reference herein or therein and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, before deciding whether to invest in our common stock.

Nasdaq Global Select Market trading symbol	“ATNX.”

The number of shares of our common stock to be outstanding immediately after this offering, as stated above, is based on 109,307,740 shares outstanding as of June 30, 2021, which includes 22,500 issued but unvested restricted shares, and excludes as of that date:

•	908,393 shares of common stock issuable upon exercise of outstanding warrants issued to Oaktree with an exercise price of $12.63 per share;

•	425,000 shares of common stock issuable upon exercise of outstanding warrants issued to Perceptive with an exercise price of $18.66 per share;

•	201,865 shares of common stock issuable upon exercise of outstanding warrants issued to Sagard with an exercise price of $12.63 per share;

•	11,299 shares of common stock issuable upon the achievement of certain clinical milestones in connection with our acquisition of CIDAL Limited;

•	12,026,598 shares of common stock issuable upon the exercise of outstanding options with a weighted average exercise price of $8.40; and

•

8,149,790 shares of common stock reserved for issuance under our 2013 Common Stock Option Plan and Amended and Restated 2017 Omnibus Incentive Plan and 813,242 shares reserved for issuance under our 2017 Employee Stock Purchase Plan.

After June 30, 2021, 426,250 stock options and 426,250 restricted stock units were issued pursuant to our 2013 Common Stock Option Plan, and 7,297,290 shares of common stock are now reserved for issuance under our 2013 Common Stock Option Plan.

Except as otherwise indicated, all information in this prospectus supplement, including the number of shares of common stock outstanding immediately after this offering, excludes the shares referenced in the bullets above and assumes no exercise by the underwriters of their option to purchase additional shares of common stock from us within 30 days of the date of this prospectus supplement.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and the section captioned “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, as updated or superseded by the risks and uncertainties described in our subsequent filings under the Exchange Act, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition, results of operations or cash flows could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to This Offering

Our management will have broad discretion over the actual amounts and timing of the expenditures of the proceeds we receive in this offering and might not apply the proceeds in ways that enhance our operating results or increase the value of your investment.

Our management will have broad discretion in the application of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. We currently intend to use the net proceeds from the offering to: (i) continue to advance the development of our product candidates, in particular, Oral Paclitaxel and our Cell Therapy programs; (ii) invest in our specialty pharmaceutical business, including both APD and APS; (iii) invest in our chemistry, manufacturing and controls (“CMC”) development for our product candidates and manufacturing infrastructure; and (iv) the remainder to fund working capital and other general corporate purposes.

However, our management might not apply the net proceeds of this offering in ways that it believes may enhance our operating results or increase the value of your investment. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline. Additionally, until the net proceeds we receive are used, they may be placed in investments that do not produce income or that lose value. See “Use of Proceeds” located elsewhere in this prospectus supplement.

As an investor participating in this offering, you will experience immediate substantial dilution.

The offering prices per share in this offering may exceed the net tangible book value per share of our common stock. Assuming that an aggregate of 31,446,540 shares of our common stock are sold at a price of $3.18 per share pursuant to this prospectus, which was the last reported sale price of our common stock on the Nasdaq Global Select Market on August 19, 2021, for aggregate gross proceeds of approximately $100.0 million, after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $2.29 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2021 after giving effect to this offering at the assumed offering price. Further, in order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

In addition, we have a number of securities allowing the purchase of, our common stock. As of June 30, 2021:

•	908,393 shares of common stock issuable upon exercise of outstanding warrants issued to Oaktree with an exercise price of $12.63 per share;

•	425,000 shares of common stock issuable upon exercise of outstanding warrants issued to Perceptive with an exercise price of $18.66 per share;

•	201,865 shares of common stock issuable upon exercise of outstanding warrants issued to Sagard with an exercise price of $12.63 per share;

•	11,299 shares of common stock issuable upon the achievement of certain clinical milestones in connection with our acquisition of CIDAL Limited;

•	12,026,598 shares of common stock issuable upon the exercise of outstanding options with a weighted average exercise price of $8.40; and

•

8,149,790 shares of common stock reserved for issuance under our 2013 Common Stock Option Plan and Amended and Restated 2017 Omnibus Incentive Plan and 813,242 shares reserved for issuance under our 2017 Employee Stock Purchase Plan.

After June 30, 2021, 426,250 stock options and 426,250 restricted stock units were issued pursuant to our 2013 Common Stock Option Plan, and 7,297,290 shares of common stock are now reserved for issuance under our 2013 Common Stock Option Plan.

The exercise of the above listed outstanding securities having an exercise price per share that is less than the offering price per share in this offering will increase dilution to investors in this offering.

It is not possible to predict the aggregate proceeds resulting from sales made under the sales agreement.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to SVB Leerink at any time throughout the term of the sales agreement. The number of shares that are sold through SVB Leerink after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with SVB Leerink in any applicable placement notice and the demand for our common stock. Because the price per share of each share sold pursuant to the sales agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the sales agreement.

The common stock offered hereby will be sold in “at-the-market offerings” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

An active trading market in our common stock may not be sustained.

Although our common stock is currently traded on The Nasdaq Global Select Market, an active trading market may not be sustained in our common stock. If an active market for our common stock is not maintained, the value of your shares may decline and you may be unable to sell your shares when or at the price that you may wish to sell them. An inactive market may also impair our ability to raise capital by selling shares of our common stock or use shares of our common stock as consideration for entering into license agreements and strategic partnerships, which could negatively impact our business.

Our ability to utilize our net operating loss carryforwards and certain other tax attributes may be limited.

We have incurred net operating losses (“NOLs”) for U.S. federal income tax purposes. Unused NOLs will carry forward to offset future taxable income, if any, until such unused NOLs expire (if ever). NOLs generated after December 31, 2017 are not subject to expiration, but the yearly utilization of such NOLs is limited to 80 percent of taxable income for taxable years beginning after December 31, 2020. Under Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, if a corporation undergoes an ownership change (generally defined as a greater than 50 percentage points change (by value) in the equity ownership of one or more stockholders or groups of stockholders who own at least 5% of a corporation’s stock over any three-year period), the corporation’s ability to use its pre-change NOLs and other pre-change tax attributes to offset its post-change income may be limited. We believe that we have experienced at least one ownership change in the past and may experience one in the future, including as a result of this offering, which may affect our ability to utilize our NOLs. As of December 31, 2020, we had federal NOLs of approximately $184.8 million that could be limited by our past and any future ownership change, which could have an adverse effect on our future results of operations. Similar limitations will apply to our ability to carry forward any unused tax credits to offset future taxable income.

DILUTION

If you invest in our common stock in this offering, your interest will be diluted to the extent of the difference between the price per share that you pay and the net tangible book value per share of our common stock immediately after this offering.

As of June 30, 2021, our net tangible book value was approximately $27.9 million, or approximately $0.26 per share of common stock. Net tangible book value per share equals our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to the assumed sale of 31,446,540 shares of common stock in this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, at an assumed public offering price of $3.18 per share, which was our closing sale price at August 19, 2021, our as adjusted net tangible book value as of June 30, 2021 would have been approximately $124.7 million, or approximately $0.89 per share of common stock. This represents an immediate increase in net tangible book value of $0.63 per share to our existing stockholders and an immediate dilution of approximately $2.29 per share to investors participating in this offering.

The following table illustrates this dilution on a per share basis:

Assumed offering price per share		$3.18
Net tangible book value per share as of June 30, 2021	$0.26
Increase in net tangible book value per share attributable to this offering	$0.63
As adjusted net tangible book value per share as of June 30, 2021 after this offering		$0.89
Dilution per share to investors purchasing common stock in this offering		$2.29

The above table and calculations are calculated based on 109,307,740 shares of our common stock that were outstanding on June 30, 2021, which includes 22,500 issued but unvested restricted shares, and excludes as of that date:

•	908,393 shares of common stock issuable upon exercise of outstanding warrants issued to Oaktree with an exercise price of $12.63 per share;

•	425,000 shares of common stock issuable upon exercise of outstanding warrants issued to Perceptive with an exercise price of $18.66 per share;

•	201,865 shares of common stock issuable upon exercise of outstanding warrants issued to Sagard with an exercise price of $12.63 per share;

•	11,299 shares of common stock issuable upon the achievement of certain clinical milestones in connection with our acquisition of CIDAL Limited;

•	12,026,598 shares of common stock issuable upon the exercise of outstanding options with a weighted average exercise price of $8.40; and

•

8,149,790 shares of common stock reserved for issuance under our 2013 Common Stock Option Plan and Amended and Restated 2017 Omnibus Incentive Plan and 813,242 shares reserved for issuance under our 2017 Employee Stock Purchase Plan.

After June 30, 2021, 426,250 stock options and 426,250 restricted stock units were issued pursuant to our 2013 Common Stock Option Plan, and 7,297,290 shares of common stock are now reserved for issuance under our 2013 Common Stock Option Plan.

The table above assumes for illustrative purposes that an aggregate of 31,446,540 shares of our common stock are sold during the term of the sales agreement with SVB Leerink at a price of $3.18 per share, the last reported sale price of our common stock on the Nasdaq Global Select Market on August 19, 2021, for aggregate gross proceeds of approximately $100.0 million. The shares subject to the sales agreement with SVB Leerink are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $3.18 per share shown in the table above, assuming all of our common stock in the aggregate amount of $100.0 million during the term of the sales agreement with SVB Leerink is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $0.94 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $3.24 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $3.18 per share shown in the table above, assuming all of our common stock in the aggregate amount of $100.0 million during the term of the sales agreement with SVB Leerink is sold at that price, would decrease our as adjusted net tangible book value per share after the offering to $0.81 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $1.37 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

New investors will experience further dilution if any of our outstanding options are exercised or new options are issued and exercised under our equity incentive plans. Furthermore, we may choose to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital in this manner, the issuance of such securities could result in further dilution of stockholders.

USE OF PROCEEDS

We may issue and sell shares of our common stock having an aggregate sales proceeds of up to $100,000,000 from time to time. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under, or fully utilize, the sales agreement with SVB Leerink as a source of financing.

As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received.

We intend to use the net proceeds from the offering, together with our existing capital resources, as follows:

•	continue to advance the development of our product candidates, in particular, Oral Paclitaxel and our Cell Therapy programs;

•	invest in our specialty pharmaceutical business, including both APD and APS;

•	invest in our chemistry, manufacturing and controls (“CMC”) development for our product candidates and manufacturing infrastructure; and

•	the remainder to fund working capital and other general corporate purposes.

We may use a portion of the net proceeds of this offering for the acquisition or licensing, as the case may be, of additional technologies, other assets or businesses, or for other strategic investments or opportunities, although we have no definitive understandings, agreements or commitments to do so as of the date hereof.

Pending the use of the net proceeds of this offering, we intend to invest the net proceeds in money market funds, high-quality and short-term interest-bearing obligations, investment-grade instruments, and/or direct or guaranteed obligations of the U.S. government.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with SVB Leerink, under which we may issue and sell from time to time up to $100,000,000 of shares of our common stock through SVB Leerink as our sales agent. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including sales made directly on the Nasdaq or any other trading market for our common stock. If authorized by us in writing, SVB Leerink may purchase shares of our common stock as principal.

SVB Leerink will offer our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and SVB Leerink. We will designate the maximum amount of common stock to be sold through SVB Leerink on a daily basis or otherwise determine such maximum amount together with SVB Leerink. Subject to the terms and conditions of the sales agreement, SVB Leerink will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct SVB Leerink not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. SVB Leerink or we may suspend the offering of our common stock being made through SVB Leerink under the sales agreement upon proper notice to the other party. SVB Leerink and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time. The offering of our common stock pursuant to the sales agreement will otherwise terminate upon the termination of the sales agreement as provided therein.

The aggregate compensation payable to SVB Leerink as sales agent equal to 3.0% of the gross sales price of the shares sold through it pursuant to the sales agreement. We have also agreed to reimburse SVB Leerink up to $50,000 of SVB Leerink’s actual outside legal expenses incurred by SVB Leerink in connection with this offering and up to $15,000 of SVB Leerink’s actual filing fees and associated legal expenses of SVB Leerink’s outside counsel for filings with the FINRA Corporate Financing Department. We estimate that the total expenses of the offering payable by us, excluding commissions payable to SVB Leerink under the sales agreement, will be approximately $165,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

SVB Leerink will provide written confirmation to us following the close of trading on the Nasdaq on each day in which common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of shares of common stock sold through SVB Leerink under the sales agreement, the net proceeds to us and the compensation paid by us to SVB Leerink in connection with the sales of common stock.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our common stock on our behalf, SVB Leerink will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to SVB Leerink will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to SVB Leerink against certain liabilities, including liabilities under the Securities Act. As sales agent, SVB Leerink will not engage in any transactions that stabilizes our common stock.

Our common stock is listed on the Nasdaq Global Select Market and trades under the symbol “ATNX.” The transfer agent of our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 1290 Avenue of the Americas, 9th Floor, New York, NY 10104.

SVB Leerink and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

LEGAL MATTERS

The validity of the common stock offered hereby and certain legal matters in connection with this offering will be passed upon by Harter Secrest & Emery LLP, Rochester, New York. SVB Leerink is being represented in connection with this offering by Latham  & Watkins LLP.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule, incorporated in this Prospectus Supplement by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are herein incorporated by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Kuur Therapeutics Inc. as of and for the year ending December 31, 2020, appearing in the Company’s Current Report on Form 8-K/A dated May 4, 2021, have been audited by Moss Adams LLP, independent auditors, as set forth in their report included therein, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Athenex, Inc. The address of the SEC website is www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.athenex.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference into this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

THIS PROSPECTUS SUPPLEMENT INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS SUPPLEMENT. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT.

The SEC allows us to incorporate by reference information into this prospectus supplement and the accompanying prospectus from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement and the registration statement of which this prospectus supplement is a part the information or documents listed below that we have filed with the SEC, except for information “furnished” under Items 2.02 or 7.01 and any related Items 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus supplement, until the termination of the offering of securities described in this prospectus supplement:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 1, 2021;

•

Definitive Proxy Statement on Schedule 14A, filed with the SEC on April  29, 2021, to the extent incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 1, 2021;

•	Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2021 filed with the SEC on May 6, 2021 and for the quarterly period ended June 30, 2021 filed with the SEC on August 5, 2021;

•	Current reports on Form 8-K filed with the SEC on February 18, 2021, May 5, 2021 (as amended on July 20, 2021), May 6, 2021, June 23, 2021, and August 5, 2021; and

•

The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on June 12, 2017, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus supplement is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement, which will become a part of this prospectus supplement from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements. We will furnish without charge to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Athenex, Inc.

1001 Main Street, Suite 600

Buffalo, NY 14203

(716) 427-2950

PROSPECTUS

ATHENEX, INC.

$300,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

UNITS

SELLING STOCKHOLDERS

15,601,667 Shares of Common Stock

We may offer and sell up to $300,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We may also offer common stock or preferred stock on conversion of common stock on conversion of preferred stock, or common stock or preferred stock on exercise of warrants.

This prospectus may also be used by the Selling Stockholders (as defined below), from time to time in one or more offerings, of up to 15,601,667 shares of our common stock held by such Selling Stockholders at prices and on terms that will be determined at the time of any such offerings. “Selling stockholders” refers to the selling stockholders named in this prospectus or in any supplement to this prospectus, or certain transferees, assignees or other successors-in-interest that may receive our securities from the selling stockholders. We will not receive any proceeds from the sale of shares of our common stock by the Selling Stockholders. We have agreed to bear certain expenses of the registration of the common stock, under the federal securities laws, on behalf of the Selling Stockholders.

This prospectus describes some of the general terms that may apply to an offering of our securities by us or any Selling Stockholders. When we or any Selling Stockholders decide to sell securities under this prospectus, we will provide the specific terms of these offerings and securities herein or in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.

Securities may be offered and sold by us or any Selling Stockholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters are involved in the sale of any securities by us with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement.

The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. The proceeds that we receive from any sales by us of the securities offered under this prospectus and any accompanying prospectus supplement will be reduced by any registration and offering fees and expenses.

Our common stock is traded on The Nasdaq Global Select Market under the symbol “ATNX.” On August 3, 2021, the last reported sale price of our common stock on The Nasdaq Global Select Market was $3.80 per share. We will indicate in any prospectus supplement if the securities offered thereby will be listed on any securities exchange.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page 4 of this prospectus before making a decision to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 12, 2021

You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different information. We are not making an offer to sell or seeking an offer to buy securities under this prospectus or the applicable prospectus supplement and any related free writing prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, the applicable prospectus supplement or any related free writing prospectus, and the documents incorporated by reference herein and therein, are accurate only as of their respective dates, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration statement, from time to time, we may sell, in one or more offerings, common stock, preferred stock, or warrants to purchase any of such securities, either individually or in combination with other securities described in this prospectus for an aggregate offering price of $300,000,000. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will include more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In a prospectus supplement or free writing prospectus, we may also add, update, or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, you should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described in the section entitled “Where You Can Find Additional Information” and “Incorporation by Reference.” You should not assume that the information in this prospectus, any documents we incorporate by reference herein, or any accompanying prospectus supplement, if any, is accurate as of any date other than the date on the front of each such document. Our business, financial condition, results of operation and prospects may have changed since this date.

In addition, under this process, the Selling Stockholders named herein may offer and sell, from time to time in one or more offerings, up to an aggregate of 15,601,667 shares of our common stock.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

This prospectus and the documents that are incorporated by reference herein contain certain market data and industry statistics and forecasts that are based on studies and clinical trials sponsored by Athenex, Inc. or third parties, independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not verified any of this data. Further, many of these statements involve risks and uncertainties and are subject to change based on various factors, including those discussed under the caption “Risk Factors” in this prospectus and under similar captions in the documents that are incorporated by reference herein. Accordingly, investors should not place undue reliance on this information.

Unless otherwise mentioned or unless the context requires otherwise, when used in this prospectus, the terms “Athenex”, “Company”, “we”, “us”, and “our” refer to Athenex, Inc. and its subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus including the documents we incorporate by reference therein may contain, forward-looking statements, including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “might,” “approximately,” “expect,” “predict,” “could,” “potentially” or the negative of these terms or other similar expressions. Forward-looking statements appear in a number of places throughout this prospectus and the documents that we incorporate by reference herein, and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ongoing and planned preclinical development and clinical trials, the timing of and our ability to make regulatory filings and obtain and maintain regulatory approvals and our future product candidates, our intellectual property position, the degree of clinical utility of our future product candidates, particularly in specific patient populations, our ability to develop commercial functions, expectations regarding clinical trial data, our results of operations, cash needs, spending of the proceeds from offerings of securities under this prospectus, financial condition, liquidity, prospects, growth and strategies, the industry in which we operate and the trends that may affect our industry or us.

Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K, as well as any amendments thereto, filed with the SEC. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

The following summary, because it is a summary, may not contain all the information that may be important to you. This prospectus incorporates important business and financial information about the Company that is not included in, or delivered with, this prospectus. Before making an investment, you should read the entire prospectus and any amendment carefully. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the SEC, including in our most recent Quarterly Report on Form 10-Q for the quarter and three months ended March 31, 2021, which we filed with the SEC on May 6, 2021, our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which we filed with the SEC on March 1, 2021, and our Current Reports on Form 8-K filed May 5, 2021 and Form 8-K/A filed July 20, 2021. This information is incorporated by reference into this prospectus, and you can obtain it from the SEC as described below under the headings “Where You Can Find Additional Information About Us” and “Incorporation of Certain Documents by Reference.”

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at the following address: 1001 Main Street, Suite 600, Buffalo, NY, United States. You may also contact us at (716) 427-2950.

OUR COMPANY

Overview

We are a global biopharmaceutical company dedicated to becoming a leader in the discovery, development and commercialization of next generation drugs for the treatment of cancer. Our mission is to improve the lives of cancer patients by creating more effective, safer and tolerable treatments. We are organized around three platforms, an Oncology Innovation Platform, a Commercial Platform and a Global Supply Chain Platform. Our current clinical pipeline in the Oncology Innovation Platform is derived from four different technologies: (1) Orascovery, based on a P-glycoprotein (“P-gp”) pump inhibitor, (2) Src Kinase inhibition, (3) Cell therapy, and (4) Arginine deprivation therapy. We have assembled a strong and experienced leadership team and have established operations across the pharmaceutical value chain to execute our goal of becoming a global leader in bringing innovative cancer treatments to the market and improving health outcomes.

Oncology Innovation Platform

Orascovery Platform

Our Orascovery technology is based on the novel P-gp pump inhibitor molecule, encequidar, formerly known as HM30181A. Oral administration of encequidar in combination with established chemotherapy agents such as paclitaxel, irinotecan, docetaxel and eribulin has been shown in our clinical studies to date to improve the absorption of these agents by blocking the P-gp pump in the intestinal wall. Oral paclitaxel and encequidar, formerly known as Oraxol (“Oral Paclitaxel”) is our lead asset in our Orascovery platform. We are also advancing the following clinical candidates for the treatment of solid tumors on this platform: oral irinotecan and encequidar, formerly known as Oratecan (“Oral Irinotecan”); oral docetaxel and encequidar, formerly known as Oradoxel (“Oral Docetaxel”); and oral eribulin and encequidar (“Oral Eribulin”).

Src Kinase Inhibition Platform

Our Src Kinase inhibition platform technology is based on novel small molecule compounds that have multiple mechanisms of action, including the inhibition of the activity of Src Kinase and the inhibition of tubulin polymerization, which may limit the growth or proliferation of cancerous cells. We believe the combination of these mechanisms of action provides a broader range of anti-cancer activity compared to either mechanism of action alone. Our lead product candidate on our Src Kinase inhibition platform is tirbanibulin (formerly known as KX2-391 and KX-01) ointment, which we are advancing for the treatment of actinic keratosis (“AK”).

Other Platforms

The other technologies in our Oncology Innovation Platform are our TCR-T immunotherapy technology under which we are advancing TCR affinity-enhancing specific T-cell (TAEST) therapy with our first T cell therapy product, TCRT-ESO-A2, and our Arginine deprivation therapy technology under which we are advancing PT01.

Kuur Acquisition

Kuur Therapeutics (formerly known as Cell Medica, “Kuur”) is a clinical-stage biopharmaceutical company focused on the development of allogeneic, or “off-the-shelf”, NKT cell immunotherapies for the treatment of solid and hematological malignancies. Kuur’s immunotherapy platform engineers CARs expressed by semi-invariant NKT cells, which combine features of T and NK cells, and is being developed in partnership with Baylor College of Medicine and Texas Children’s Hospital. Allogeneic cell therapy has the potential to be faster and less expensive than patient-specific autologous products, and NKT cells offer several advantages over other cell types for allogeneic immunotherapy applications. NKT cells have the cytotoxic and anti-tumor properties of conventional T cells, but with other biological attributes that are expected to improve their ability to attack hematological and solid tumors. These include amplification of the immune response, innate tissue and solid tumor homing properties, as well as endogenous anti-tumor activity based on the ability to eliminate immune suppressive cells and activate host immune cells within the tumor microenvironment.

Kuur’s pipeline consists of three products: KUR-501, KUR-502, and KUR-503:

KUR-501 is an autologous product in which NKT cells are engineered with a CAR targeting GD2, which is expressed on almost all neuroblastoma tumors, as well as other malignancies. KUR-501 is being tested in the phase 1 GINAKIT2 clinical study in patients with R/R high risk neuroblastoma. The single-arm study will evaluate six dose levels of KUR-501 with patients receiving pre-dose lymphodepletion chemotherapy consisting of cyclophosphamide and fludarabine. Neuroblastoma is a pediatric cancer and patients with R/R high risk neuroblastoma have a poor prognosis and a significant unmet medical need. The KUR-501 development program is also designed to provide autologous proof-of-concept for CAR-NKT cells in solid tumors using a validated target. The GINAKIT2 study is supported by Kuur Therapeutics and conducted by Kuur’s collaborator, Baylor College of Medicine (“BCM”), and is currently recruiting patients.

KUR-502 is an allogeneic product in which NKT cells are engineered with a CAR targeting CD19. KUR-502 is built on Kuur’s next-generation CAR-NKT platform with novel engineering capabilities that harness and enhance the unique properties of NKT cells. The NKT cells used in Kuur’s CAR-NKT platform have a semi-invariant TCR that does not distinguish between self- and non-self-tissues, making the cells unlikely to induce graft versus host disease (GvHD). As a result, KUR-502 cells are harvested and manufactured from healthy donors. The ANCHOR clinical study is a phase 1, first-in-human, dose escalation evaluation of KUR-502 in adults with R/R CD19 positive malignancies including B cell lymphomas, acute lymphoblastic leukemia (ALL), and chronic lymphocytic leukemia (CLL). The single-arm study will evaluate three dose levels with patients receiving lymphodepletion chemotherapy consisting of cyclophosphamide and fludarabine followed by infusion with KUR-502. Patients with R/R CD19-positive malignancies have limited effective treatment options. While CD19-directed autologous CAR-T cells are now available for these patients, they are limited by a requirement for patient leukapheresis, delays to receive treatment due to the requirement for autologous manufacturing, limited access, and variable final product quality. Off-the-shelf KUR-502 is designed to overcome these limitations. The ANCHOR study is being sponsored and conducted by Kuur’s collaborator, BCM and is currently recruiting patients.

KUR-503 is a product in which NKT cells are engineered with a CAR targeting GPC3 (glypican-3). GPC3 is a molecule that is highly expressed on most hepatocellular carcinomas (HCC), but not normal liver or other non-neoplastic tissue, making it an ideal target. Because NKT cells home to the liver, they are excellent candidates to deliver immune effector therapy for patients with HCC. HCC is now the fourth most common cause of cancer related death worldwide, with an estimated 750,000 new cases each year. Although there have been some recent approvals of new agents to treat advanced HCC, these patients still have poor outcomes and there is a significant unmet need. KUR-503 is currently in preclinical development and the company is planning to submit an IND in 2022.

We believe that the acquisition of Kuur Therapeutics can potentially launch our cell therapy product portfolio to be one of the leaders in cell therapy. Kuur’s pipeline enables us to expand the cell therapy R&D pipeline by adding to Athenex’s current TCRT immunotherapy program. The first cell therapy product in the TCRT immunotherapy program, TCRT-ESO-A2, is based on an autologous approach of transducing a patient’s T cells with a T cell receptor (TCR) that recognizes a cancer antigen derived from the protein NYESO-1. The broad applicability of NKT cells allow for insertion of a CAR to target hematological malignancies and a TCR to target solid tumors.

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement applicable to a particular offering of securities will contain a discussion of the risks applicable to an investment in Athenex, Inc. and to the particular types of securities that we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and the risks described in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus, including the additional information described in the section entitled “Where You Can Find Additional Information” and “Incorporation by Reference”, and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s internet site at www.sec.gov. Our annual, quarterly and current reports and amendments to those reports, if any, are also available via the internet at our website, www.athenex.com. All internet addresses provided in this prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our internet site, or any other internet site described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus, and you should not consider it to be a part of this prospectus. In addition, you may request copies of these filings, including the documents listed below under the heading “Incorporation by Reference,” at no cost, by calling us at (716) 427-2950 or by writing to us at: Athenex, Inc., Main Street, Suite 600, Buffalo, NY, United States.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s internet web site referred to above.

INCORPORATION BY REFERENCE

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

The SEC allows us to incorporate by reference information into this prospectus and any accompanying prospectus supplement from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC, except for information “furnished” under Items 2.02 or 7.01 and any related Items 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 1, 2021;

•

Definitive Proxy Statement on Schedule 14A, filed with the SEC on April  29, 2021, to the extent incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 1, 2021;

•	Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2021 filed with the SEC on May 6, 2021;

•	Current reports on Form 8-K filed with the SEC on February 18, 2021, May 5, 2021 (as amended on July 20, 2021), May 6, 2021, June 23, 2021, July 20, 2021, and August 5, 2021; and

•

The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on June 12, 2017, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, which will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements. We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Athenex, Inc.

1001 Main Street, Suite 600

Buffalo, NY 14203

(716) 427-2950

DESCRIPTIONS OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer and any Selling Stockholders may offer hereunder for resale. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

We may offer and sell from time to time, in one or more offerings:

•	shares of our common stock;

•	shares of preferred stock;

•	warrants to purchase any of the securities listed above.

Other than with respect to the resale of common stock by the Selling Stockholders named herein, this prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following is a description of certain provisions of our amended and restated certificate of incorporation and bylaws, both of which were adopted in connection with our initial public offering in June 2017, and certain provisions of our outstanding options and the Delaware General Corporation Law, or DGCL. The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the forms of our amended and restated certificate of incorporation and amended and restated bylaws, the forms of stock option agreements filed as exhibits to the registration statement, of which this prospectus forms a part, and the terms and provisions of the DGCL. For more complete information, you should carefully review the forms of our amended and restated certificate of incorporation and amended and restated bylaws and stock option agreements, which have been filed with the SEC as exhibits to our registration statement of which this prospectus forms a part and which may be obtained as described below under “Where You Can Find More Information.”

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.001 per share, our “common stock,” and 25,000,000 shares of preferred stock, par value $0.001 per share, our “preferred stock”.

As of July 26, 2021, there were 109,307,740 shares of our common stock outstanding, which included 22,500 issued but unvested restricted shares, and no shares of our preferred stock outstanding. As of July 26, 2021, there were 102 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street by brokers and other nominees.

Common Stock

Under our amended and restated certificate of incorporation and amended and restated bylaws, holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our common stockholders and do not have cumulative voting rights in the election of directors. This means that, subject to any rights of holders of outstanding shares of our preferred stock, if any, to elect or vote in the election of directors, the holders of a majority of the outstanding shares of our common stock can elect all of the directors standing for election by holders of our common stock and the holders of the remaining outstanding shares of our common stock are not able to elect any such directors. Under the terms of our amended and restated certificate of incorporation and our amended and restated bylaws, holders of our common stock do not have any conversion rights with respect to our common stock, nor is our common stock subject to any redemption or sinking provisions.

Holders of common stock are entitled to share ratably in any common stock dividends that may be declared by the board of directors out of legally available funds, subject to any preferential rights of our preferred stockholders, if any, to receive dividends and the terms of any existing or future agreements between us and our lenders. We presently intend to retain all available cash, if any, for use in the operation and expansion of our business and we therefore do not anticipate paying cash dividends on our common stock in the foreseeable future. In the event of our liquidation, dissolution or winding up, common stockholders are entitled to share ratably in all assets legally available for distribution to our common stockholder after payment of or provision for all of our debts and other liabilities, and subject to any preferential rights of our preferred stock to receive distributions in the event of our liquidation, distribution or winding up.

Preferred Stock

Our board of directors is authorized, without vote or action by the stockholders, to issue from time to time up to an aggregate of 25,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each of these series, including, if applicable, the dividend rights and preferences, conversion rights, voting rights, terms and rights of redemption, including without limitation sinking fund provisions, redemption price or prices, liquidation rights and preferences, and the number of shares constituting any series. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by our stockholders and may adversely affect the dividend, liquidation and voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. We currently have no plans to issue any shares of preferred stock.

We believe that the ability to issue preferred stock without the expense and delay of a special stockholders’ meeting provides us with increased flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. This also permits the board of directors to issue preferred stock containing terms which could impede the completion of a takeover attempt. This could discourage an acquisition attempt or other transaction which stockholders might believe to be in their best interests or in which they might receive a premium for their stock over the then market price of the stock.

Anti-takeover Provisions of Delaware Law, Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

The provisions of the DGCL, our amended and restated certificate of incorporation and our amended and restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of us by means of a tender offer, a proxy contest or otherwise, or removing incumbent officers and directors. These provisions, some of which are described below, may discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage any person seeking to acquire control of us to first negotiate with our board of directors. We believe the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweighs the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Classified Board

Our amended and restated certificate of incorporation provides that subject to the rights of holders of any one or more series of preferred stock to elect one or more directors, the board shall be divided into three (3) classes, with the intention that each class consist of approximately one-third of the total number of our directors. At each annual meeting of stockholders, each of the successors elected to replace the directors of a class whose term expires at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. Our stockholders elect only one class of directors each year. We believe that classification of our board of directors helps to assure the continuity of our business strategies and policies. The classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of our stockholders generally are required to effect a change in a majority of our board of directors.

Removal of Directors; Filling Vacancies and Newly Created Directorships

Our amended and restated certificate of incorporation and amended and restated bylaws provide that subject to any limitations imposed by law and the rights of the holders of any series of our preferred stock, the board of directors or any individual director may be removed from office by our stockholders only for cause. Subject to the rights of holders of any series of outstanding preferred stock, vacancies in the board and newly created directorships shall, unless otherwise provided by law, be filled solely by the affirmative vote of a majority of directors then in office, or by a sole remaining director, and shall not be filled by stockholders. Our board of directors currently includes a total of seven directors. Our board of directors has the power to fix the number of directors within a range specified in our amended and restated bylaws.

No Written Consent of Stockholders

Our amended and restated certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting.

Special Meetings of Stockholders

Our amended and restated certificate of incorporation provides that special meetings of stockholders may only be called by the chairman of our board of directors, our chief executive officer, or our board of directors. In addition, our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice of such meeting.

Advance Notice Requirements and Procedures

Our amended and restated bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder nominations and proposals must be timely given in writing to our secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not later than the ninetieth (90th) day nor earlier than the one hundred twentieth (120th) day prior to the first anniversary of the annual meeting for the preceding year. The notice must contain certain information specified in the bylaws. These provisions may have the effect of precluding the nomination of candidates for election as directors and the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Amendment to Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation provides that the affirmative votes of the holders of at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, are required to amend certain provisions of our certificate of incorporation, including provisions relating to the size of our board of directors, term and classification of directors, removal of directors, filling board vacancies and newly-created directorships, special meetings of stockholders, shareholder action by written consent, limitation of liability and indemnification, and amendment of the certificate of incorporation and bylaws.

The affirmative votes of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of our voting stock are required to amend or repeal our bylaws. In addition, our amended and restated bylaws may be amended by our board of directors.

Blank Check Preferred Stock

Our amended and restated certificate of incorporation permits our board of directors, without vote or action by the stockholders, to issue from time to time up to an aggregate of 25,000,000 shares of preferred stock in one or more series and to fix or alter the number of shares and other terms and provisions of each such series, which may include voting rights, dividend rights and preferences, rights to convert to common stock or other securities, and liquidation rights and preferences. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting, economic or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amounts and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Section 203 of the DGCL

We are subject to the provisions of Section 203 of the DGCL, as amended. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is, in general, a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15 percent or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•

before the stockholder became interested, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder), shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•

at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3 percent of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Delaware as Sole and Exclusive Forum

Our amended and restated certificate of incorporation provides that, unless a majority of our board of directors consents in writing to an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware, or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL, as amended, or our certificate of incorporation or bylaws, or (iv) any action asserting a claim against us or any of our directors, officers or employees governed by the internal affairs doctrine of the State of Delaware.

NASDAQ Global Select Market Listing

Our common stock is listed on The NASDAQ Global Select Market under the symbol “ATNX”.

Registration Rights

In connection with our acquisition of Kuur, we are registering for resale the shares of our common stock received by the stockholders and certain former employees and directors of Kuur in connection with the transaction under the Securities Act.

The transfer agent and registrar for our common stock is Computershare Trust Company, Inc.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or preferred stock. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

•	any Selling Stockholder will act independently of us in making decisions with respect to the timing, manager and size of each sale of shares of common stock covered by this prospectus.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash the amount of common stock or preferred stock at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common stock or preferred stock that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer warrants, see “Where You Can Find More Information” beginning on page 30 of this prospectus. We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units offered under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units being offered, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more shares of common stock and warrants in any combination. Each unit would be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit would have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common shares or warrants included in each unit, respectively.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

We will not receive any proceeds from securities offered for resale by the Selling Stockholders named herein.

SELLING STOCKHOLDERS

This prospectus covers the resale from time to time by the Selling Stockholders of an aggregate of up to 15,601,667 shares of our Common Stock. Each of the Selling Stockholders have each represented to us that it purchased all of the securities registered by the registration statement of which this prospectus is a part in connection with our acquisition of Kuur and, at the time of purchase, had no agreements or understandings, directly or indirectly, with any person to distribute such shares of Common Stock. Other than as described in the table below, the Selling Stockholders and their affiliates have not held a position or office, or had any material relationship, with us within the last three years.

The table below: (1) lists the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of our Common Stock by the Selling Stockholders; (2) has been prepared based upon information furnished to us by the Selling Stockholders; and (3) to our knowledge, is accurate as of the date of this prospectus. The Selling Stockholders may sell all, some or none of their securities in this offering. The Selling Stockholders identified in the table below may have sold, transferred or otherwise disposed of some or all of their securities since the date of this prospectus in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.

	Shares Beneficially Owned Prior to the Offering(1)		Maximum Number of Shares to be sold in this Offering(2)	Shares Beneficially Owned After the Offering(1)(2)(3)
Selling Stockholder	Number	Percentage		Number	Percentage
IP2IPO Portfolio L.P (4)	9,205,672	8.42%	9,205,672	—	—
Schroder UK Public Private Trust PLC (5)	2,081,106	1.90%	2,081,106	—	—
HPSO SPV Limited	1,432,893	1.31%	1,432,893	—	—
Touchstone Innovations Businesses LLP (6)	1,049,082	0.96%	1,049,082	—	—
Kevin S. Boyle, Sr.	492,036	0.45%	492,036	—	—
Baylor College of Medicine	416,668	0.38%	416,668	—	—
Kurt Christian Gunter	266,520	0.24%	266,520	—	—
Annalisa Mary Jenkins	246,018	0.23%	246,018	—	—
Thomas Hecht	164,012	0.15%	164,012	—	—
Julia P. Gregory	164,012	0.15%	164,012	—	—
State Street Nominees Limited 34ZG (7)	42,645	0.04%	42,645	—	—
Melinda Kay Lackey	41,003	0.04%	41,003	—	—
TOTAL	15,601,667	14.27%	15,601,667	—	—

(1)

Percentage ownership for the Selling Stockholders is determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations thereunder and is based on 109,307,740 outstanding shares of our Common Stock as of July 26, 2021.

(2)

Since the Selling Stockholders may sell all, some or none of their shares, we cannot estimate the aggregate number of shares that the Selling Stockholders will offer pursuant to this prospectus or that the Selling Stockholders will own upon completion of the offering to which this prospectus relates. For purposes of the above table we assumed the Selling Stockholders will sell all of their shares, however, certain Selling Stockholders are subject to contractual restrictions pursuant to lock-up agreements.

(3)

The totals reported in this column assume that (a) all of the securities registered by the registration statement of which this prospectus is a part are sold in this offering; (b) the Selling Stockholders do not (i) sell any of the shares of Common Stock, if any, that have been issued to them other than those covered by this prospectus; and (ii) acquire additional shares of our Common Stock after the date of this prospectus and prior to the completion of this offering.

(4)

Based solely on the Schedule 13G filed with the SEC on May 27, 2021 by IP Group PLC on behalf of the following persons: (i) IP Group PLC, a public limited company incorporated in England and Wales (“IP Group”); (ii) IP2IPO Portfolio L.P., a limited partnership registered in England and Wales (“IP2IPO”); and Touchstone Innovations Businesses LLP, a limited liability partnership incorporated in England and Wales (“Touchstone”):

These securities are directly held by IP2IPO, which is an indirect subsidiary wholly owned by IP Group, and, therefore, IP Group may be deemed to beneficially own all of the securities directly held by IP2IPO.

The principal address of each of IP Group and IP2IPO is The Walbrook, 25 Walbrook, London, United Kingdom EC4N 8AF.

(5)	Schroder Adveq Management AG is the beneficial owner of these shares.

(6)	Based solely on the Schedule 13G filed with the SEC on May 27, 2021 by IP Group on behalf of the following persons: (i) IP Group; (ii) IP2IP; and Touchstone:

These securities are directly held by Touchstone, which is an indirect subsidiary wholly owned by IP Group, and, therefore, IP Group may be deemed to beneficially own all of the securities directly held by Touchstone.

The principal address of each of IP Group and Touchstone is The Walbrook, 25 Walbrook, London, United Kingdom EC4N 8AF.

(7)	Omnis Income & Growth Fund is the beneficial owner of these shares.

Set forth below is a description of the relationship between certain selling stockholders and the Company (and its predecessors and affiliates) within the last three years. Kuur Therapeutics Ltd. (formerly known as Cell Medica Ltd.) (“Kuur Ltd.”) is a subsidiary of Kuur.

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Kevin S. Boyle, Sr. is currently a consultant to Athenex, Inc. and was previously the Chief Executive Officer of Kuur, Kuur Therapeutics Ltd. (formerly known as Cell Medica Ltd.) (“Kuur Ltd.”), and was also the Chief Financial Officer of Kuur Ltd.

•	Kurt Christian Gunter is currently the Chief Medical Officer for Cell Therapy and Head of Regulatory Affairs for Athenex, Inc. and was previously the Chief Medical Officer of Kuur and Kuur Ltd.

•	Annalisa Mary Jenkins was previously a board member of Kuur and Kuur Ltd. within the last three years.

•	Thomas Hecht was previously a board member of Kuur and Kuur Ltd. within the last three years.

•	Julia P. Gregory was previously a board member of Kuur and Kuur Ltd. within the last three years.

•	Melinda Kay Lackey is currently Legal Counsel, Cell Therapy of Athenex, Inc. and was previously Legal Counsel of Kuur and Kuur Ltd. and the Senior Legal counsel of Kuur Ltd.

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Sam Williams was previously a member of the board of Kuur. Each of Touchstone and IP2IPO are indirect subsidiaries wholly owned by IP Group to which Sam Williams is the managing partner of the life sciences department.

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Baylor College of Medicine is a party to a license agreement and co-development agreement with Cell Medica, Inc., an indirect subsidiary of the Company, pursuant to which Baylor College of Medicine licenses certain technology to the Company and performs research services related to that licensed technology. Baylor College of Medicine held a seat on Kuur Therapeutic, Inc.’s board of directors based on their equity ownership in the entity, which was greater than 5%. This seat was occupied by Shawn Davis.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through underwriters for resale to purchasers;

•	through dealers to purchasers;

•	through agents to purchasers;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We may also sell the securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

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on or through the facilities of the NASDAQ Global Select Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker other than on the NASDAQ Global Select Market or such other securities exchanges or quotation or trading services.

We may also issue the securities as a dividend or distribution or in a subscription rights offering to our stockholders, in each case subject to applicable restrictive covenants contained in agreements and instruments governing our debt at the time of such dividend, distribution or offering. Any such dividend, distribution or subscription rights may or may not be transferable by stockholders. Other than with respect to the resale of common stock by the Selling Stockholders, the applicable prospectus supplement will describe the specific terms of the dividend, distribution or subscription rights, including the terms of the dividend, distribution or subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the dividend, distribution or subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common stock, other class of securities or units through the issuance of a dividend, distribution or subscription rights.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale; or

•	at prices related to such prevailing market prices;

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We or any Selling Stockholder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	the in-kind distribution of the shares by an investment fund to its limited partners, members or other equity holders;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

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the purchase by an institution of the securities covered under that contract shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which that institution is subject; and

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if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services (including investment banking services) for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Harter Secrest & Emery LLP will be passing upon matters of United States law for us with respect to securities offered by this prospectus and any accompanying prospectus supplement.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are herein incorporated by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Kuur Therapeutics Inc. as of and for the year ending December 31, 2020, appearing in the Company’s Current Report on Form 8-K/A dated May 4, 2021, have been audited by Moss Adams LLP, independent auditors, as set forth in their report included therein, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$100,000,000

Common Stock

PROSPECTUS SUPPLEMENT

August 20, 2021

SVB Leerink